Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1, of our report dated March 29, 2013, relating to the financial statements of Committed Capital Acquisition Corporation as of December 31, 2012 and 2011 and for each of the years in the two year period ended December 31, 2012 and the period from January 24, 2006 (inception) to December 31, 2012. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

Roseland, New Jersey

January 31, 2014